Exhibit 21.1
Significant Subsidiaries of Installed Building Products, Inc.

Name	Jurisdiction of Organization

A+ Insulation of Kansas City, LLC	Delaware
ABS Coastal Insulating Company, LLC	South Carolina
ABS Insulating Company, Inc.	North Carolina
Accurate Insulation LLC	Maryland
Accurate Insulation of Colorado, LLC	Delaware
Accurate Insulation of Delaware, LLC	Delaware
Accurate Insulation of Upper Marlboro, LLC	Delaware
Advanced Fiber, LLC	Delaware
Advanced Insulation, LLC	Delaware
Alert Insulation of California, LLC	Delaware
All Construction Services, LLC	Delaware
All in One & Moore Building Systems, LLC	Delaware
Alpha Insulation & Water Proofing, Inc.	Texas
Alpine Construction of Colorado, LLC	Ohio
Alpine Insulation I, LLC	Delaware
AMD Distribution Services, LLC	Delaware
American Insulation & Energy Services, LLC	Alabama
Anchor Insulation, Inc.	Rhode Island
Apple Valley Insulation, a BDI Company, Inc.	California
Aster Contractors Holdings, LLC	Delaware
Astro Insulation of Illinois, LLC	Delaware
Baytherm Insulation, LLC	Delaware
BDI Insulation of Idaho Falls, Inc.	Idaho
BDI Insulation of Salt Lake, L.L.C.	Utah
Big City Insulation, Inc.	Utah
Big City Insulation of Idaho, Inc.	Idaho
B-Organized Insulation, LLC	Delaware
Broken Drum of Bakersfield, Inc.	California
Broken Drum Insulation Visalia, Inc.	California
Builders Installed Products of Maine, LLC	Delaware
Builders Installed Products of New Hampshire, LLC	Delaware
Builders Installed Products of New York, LLC	Delaware
Builders Installed Products of Vermont, LLC	Delaware
Central Aluminum Supply Corporation	New Jersey
Central Aluminum Supply of North Jersey, L.L.C.	New Jersey
CFI Insulation, Inc.	Tennessee
CLS Insulation, LLC	Delaware
CMSC Illinois, LLC	Delaware
Combee Insulation of Florida, LLC	Delaware
Cornhusker Insulation, LLC	Delaware
C.Q. Insulation, Inc.	Florida
Division 7 8 9 Supply, LLC	Delaware
East Coast Insulators II, LLC	Delaware

Eastern Contractor Services Limited Liability Company	New Jersey
Ecologic Energy Solutions, LLC	Delaware
Edwards/Mooney & Moses, LLC	Delaware
Elite Spray Foam of Las Vegas, LLC	Delaware
EMPER Holdings, LLC	Delaware
Energy Savers of Louisville, LLC	Delaware
Expert Insulation of Minnesota, LLC	Delaware
FiberClass Insulation, LLC	Delaware
First State Building Products, LLC	Delaware
5 Star Building Products LLC	Utah
5 Star Building Products of Southern Utah, LLC	Utah
Fort Wayne Urethane, LLC	Delaware
Garage Door Systems, LLC	Delaware
Gold Insulation, Inc.	Delaware
Gold Star Insulation, L.P.	Delaware
Green Star Plus Insulation, LLC	Delaware
G-T-G, LLC	South Carolina
Gulf Coast Insulation, LLC	Delaware
Hinkle Insulation & Drywall Company, Incorporated	Texas
Horizon Electric Services, LLC	Delaware
IBHL A Holding Company, Inc.	Delaware
IBHL B Holding Company, Inc.	Delaware
IBHL II-A Holding Company, Inc.	Delaware
IBHL II-B Holding Company, Inc.	Delaware
IBP Aircraft, LLC	Delaware
IBP Arctic Express, LLC	Delaware
IBP Asset, LLC	Delaware
IBP Corporation Holdings, Inc.	Delaware
IBP Express Logistics, LLC	Delaware
IBP Exteriors, Inc.	New Jersey
IBP Holdings, LLC	Delaware
IBP Holdings II, LLC	Delaware
IBP Legacy Glass & Supply, LLC	Delaware
IBP Logistics, LLC	Delaware
IBP Longway Trucking, LLC	Delaware
IBP of Mansfield, LLC	Delaware
IBP of Oklahoma, LLC	Delaware
IBP of San Antonio, LLC	Delaware
IBP of Toledo, LLC	Delaware
Installed Building Products, LLC	Delaware
Installed Building Products Distribution Services, LLC	Delaware
Installed Building Products of Fort Myers, LLC	Delaware
Installed Building Products of Houston, LLC	Delaware
Installed Building Products of Jacksonville, LLC	Delaware
Installed Building Products of Maine, LLC	Delaware
Installed Building Products of Miami, LLC	Delaware
Installed Building Products of Missouri, LLC	Delaware
Installed Building Products of Tampa, LLC	Delaware
Installed Building Products of Utah, LLC	Delaware

Installed Building Products of West Palm, LLC	Delaware
Installed Building Products – Panhandle, LLC	Delaware
Installed Building Products – Portland, LLC	Oregon
Installed Building Solutions II, LLC	Delaware
Insulation Contractors of Washington, LLC	Delaware
Insulation Northwest, LLC	Delaware
Insulation Wholesale Supply, LLC	Nevada
InsulVail, LLC	Colorado
I.W. International Insulation Incorporated	Washington
Key Insulation of Austin, LLC	Delaware
Key Insulation of San Antonio, LLC	Delaware
Lakeside Insulation, LLC	Delaware
Layman Brothers Insulation, LLC	Delaware
LKS Transportation, LLC	Delaware
Loveday Insulation, LLC	Delaware
Lynch Insulation of Montana, LLC	Delaware
M&D Insulation, LLC	Delaware
MAP Installed Building Products of Sagamore, LLC	Delaware
MAP Installed Building Products of Seekonk, LLC	Delaware
Marv’s Insulation, Inc.	Idaho
Metro Home Insulation, LLC	Delaware
Mid-Atlantic Insulation, LLC	Delaware
MIG Building Systems, LLC	Delaware
MIG Building Systems of East Syracuse, LLC	Delaware
Momper Insulation of Crown Point, LLC	Delaware
Momper Insulation of Elkhart, LLC	Delaware
Momper Insulation of Fort Wayne, LLC	Delaware
Norkote of Washington, LLC	Delaware
Northwest Insulation, LLC	Delaware
OJ Insulation Holdings, Inc.	Delaware
OJ Insulation, L.P.	Delaware
OJ Specialty Contracting, LLC	Delaware
Orr Industries of Pennsylvania, LLC	Delaware
Pacific Partners Insulation North, a BDI Company, LLC	Washington
Pacific Partners Insulation South, a BDI Company, LLC	Washington
Parker Insulation and Building Products, LLC	Texas
PEG, LLC	Texas
Pisgah Insulation and Fireplaces of NC, LLC	North Carolina
Premier Building Supply, LLC	Utah
Premier Building Supply SLC, LLC	Utah
Rocket Insulation, LLC	Delaware
Royals Commercial of Maryland, LLC	Delaware
SCE of Chicago, LLC	Delaware
Sierra Insulation Contractors II, LLC	Delaware
Southern Insulators, LLC	Delaware
Spec 7 Insulation Co., LLC	Colorado
Suburban Insulation, Inc.	Pennsylvania
Superior Insulation, LLC	Delaware

Tatum Insulation III, LLC	North Carolina
TCI Contracting, LLC	Georgia
TCI Contracting of Charleston, LLC	Delaware
TCI Contracting of Hilton Head, LLC	Delaware
TCI Contracting of Kentucky, LLC	Delaware
TCI Contracting of Memphis, LLC	Delaware
TCI Contracting of Nashville, LLC	Delaware
Thermal Control Insulation, LLC	Ohio
Therm-Con of Tennessee, LLC	Delaware
Tidewater Insulators, LLC	Delaware
Town Building Systems, LLC	Delaware
Trademark Roofing Company, Inc.	North Carolina
Trademark Seamless Gutter Company, Inc.	North Carolina
Tri-County Building Products of California, LLC	Delaware
U.S. Insulation Corp.	Connecticut
WeatherSeal Company, LLC	Delaware
Wholesale Insulation Supply of Minnesota, LLC	Delaware
Wilson Insulation Company, LLC	Georgia